                                CV THERAPEUTICS, INC.

                               ------------------------

                                 AMENDED AND RESTATED
                              INVESTOR RIGHTS AGREEMENT

                               ------------------------

                                     May 29, 1996

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                                CV THERAPEUTICS, INC.

                                 AMENDED AND RESTATED
                              INVESTOR RIGHTS AGREEMENT

                                  TABLE OF CONTENTS

                                                                            PAGE

SECTION 1 - AMENDMENT AND RESTATEMENT........................................  1
    1.1       Amendment and Restatement......................................  1

SECTION 2 - DEFINITIONS......................................................  2
    2.1       "Commission"...................................................  2
    2.2       "Exchange Act".................................................  2
    2.3       "Holder".......................................................  2
    2.4       "Initiating Holders"...........................................  2
    2.5       "register," "registered" and "registration"....................  2
    2.6       "Registrable Securities".......................................  2
    2.7       "Securities Act" ..............................................  2
    2.8       "Shares" ......................................................  2

SECTION 3 - REGISTRATION RIGHTS..............................................  3
    3.1       Demand Registration............................................  3
    3.2       Company Registration...........................................  5
    3.3       Expenses of Registration.......................................  6
    3.4       Registration Procedures........................................  7
    3.5       Indemnification................................................  8
    3.6       Information by Holder..........................................  9
    3.7       Rule 144 Reporting.............................................  9
    3.8       Stand-Still Agreement.......................................... 10
    3.9       Form S-3....................................................... 10
    3.10      Transfer of Registration Rights................................ 11
    3.11      Termination of Registration Rights............................. 11

SECTION 4 - COVENANTS........................................................ 11
    4.1       Basic Financial Information.................................... 12
    4.2       Inspection..................................................... 12
    4.3       Reservation of Common Stock.................................... 13
    4.4       Sales of Stock to Employees.................................... 13

SECTION 5 - RIGHT OF FIRST REFUSAL........................................... 13
    5.1       Right of First Refusal......................................... 13
    5.2       New Securities................................................. 13
    5.3       Required Notices............................................... 14
    5.4       Company's Right to Sell........................................ 14


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                                  TABLE OF CONTENTS
                                     (continued)

                                                                            PAGE

    5.5       Expiration of Right of First Refusal........................... 14
    5.6       Assignment..................................................... 14

SECTION 6 - MISCELLANEOUS.................................................... 15
    6.1       Governing Law.................................................. 15
    6.2       Successors and Assigns......................................... 15
    6.3       Entire Agreement............................................... 15
    6.4       Notices........................................................ 15
    6.5       Delays or Omissions............................................ 15
    6.6       Counterparts................................................... 16
    6.7       Severability................................................... 16
    6.8       Amendments..................................................... 16
    6.9       Titles and Subtitles........................................... 16

INDEX OF EXHIBITS

Exhibit A     Schedule of Investors
Exhibit B     Schedule of Founders
Exhibit C     Schedule of Purchasers


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                                CV THERAPEUTICS, INC.

                                 AMENDED AND RESTATED
                              INVESTOR RIGHTS AGREEMENT


     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of May 29, 1996, by and among CV THERAPEUTICS, INC., a Delaware corporation (the "Company"), with its principal place of business at 3172 Porter Drive, Palo Alto, California 94304, the current investors of the Company listed on EXHIBIT A attached hereto (the "Current Investors"), the founders listed on EXHIBIT B attached hereto (the "Founders") and the purchasers of Series G Preferred Stock of the Company who are signatories to this Agreement (the "Purchasers") as set forth in EXHIBIT C attached hereto. The Current Investors and Purchasers are hereafter referred to as the "Investors."

                                       RECITALS

     WHEREAS, the Company has entered into an Investor Rights Agreement dated October 2, 1992, as amended April 9, 1993, and as further amended on each of July 30, 1993, March 23, 1994, September 8, 1995, and March 29, 1996 (the
"Original Agreement"), with the Founders and the Current Investors;

     WHEREAS, in connection with the Company's issuance of Series G Preferred Stock (the "Series G Preferred") pursuant to the Amended and Restated Series G Preferred Stock and Common Stock Warrant Purchase Agreement dated May 29, 1996 (the "Series G Purchase Agreement") by and among the Company and the Purchasers, dated this date, the Company wishes to amend the Original Agreement and grant to the Purchasers the registration, information and other rights set forth in this Agreement; and

     WHEREAS, the Company, the Current Investors and the Founders desire to consolidate the rights granted under the Original Agreement with those granted hereunder.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement and in the agreements pursuant to which the Investors acquired their securities in the Company, the parties mutually agree as follows:


                                       SECTION 1

                              AMENDMENT AND RESTATEMENT

     1.1 AMENDMENT AND RESTATEMENT. Effective upon the first closing of the sale and issuance of the Series G Preferred pursuant to the Series G Purchase Agreement, all provisions of, rights granted and covenants made in the Original Agreement, and any other agreement between the Company, the Current Investors and the Founders, are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and


                                          1

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covenants of this Agreement set forth the sole and entire agreement among the
Company, the Investors and the Founders on the subject matter and supersede any and all rights granted or covenants made under any prior agreement.

                                      SECTION 2

                                     DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     2.1 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     2.2 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2.3 "HOLDER" shall mean (a) any Investor holding or having the right to acquire Registrable Securities, and (b) any other person holding or having the rights to acquire Registrable Securities to whom registration rights have been transferred pursuant to Section 3.10 of this Agreement.

     2.4 "INITIATING HOLDERS" shall mean any Holder or Holders of not less than fifty percent (50%) of the then outstanding Registrable Securities.

     2.5 The terms "REGISTER," "REGISTERED" AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     2.6   "REGISTRABLE SECURITIES" means shares of the Company's Common Stock
(a) issued or issuable pursuant to the conversion of the Shares, or (b) issued as (or issuable upon the conversion or exercise of any warrant, right, or any other security issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares or such Common Stock.

     2.7 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2.8 "SHARES" shall mean (i) the Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement dated October 2, 1992; (ii) the Series A Preferred Stock issued or issuable pursuant to the Series A Preferred Stock Purchase Warrants dated October 2, 1992; (iii) the Series B Preferred Stock issued or issuable pursuant to the Series B Warrant dated
April 8, 1992; (iv) the Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated July 22, 1993; (v) the Series D Preferred Stock issued pursuant to


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the Series D Preferred Stock Purchase Agreement dated March 23, 1994; (vi) the
Series D Preferred Stock issued or issuable pursuant to the Series D Warrants issued to Alex. Brown & Sons Incorporated dated March 23, 1994 and April 24, 1994; (vii) the Series E Preferred Stock issued pursuant to the Series E Preferred Stock Agreement dated September 8, 1995; (viii) the Series E Preferred Stock issued or issuable pursuant to the Series E Warrants dated September 8, 1995, November 8, 1995, December 21, 1995 and March 27, 1996; (ix) the Series G Preferred Stock issued pursuant to the Series G Purchase Agreement; and (x) the Common Stock issued or issuable pursuant to the Common Stock Warrants issued to the Purchasers pursuant to the Series G Purchase Agreement.


                                      SECTION 3

                                 REGISTRATION RIGHTS

     The Company hereby grants each of the Holders the registration rights set forth in this Section 3, with respect to the Registrable Securities owned by such Holders:

     3.1   DEMAND REGISTRATION.

           (a) DEMAND FOR REGISTRATION. If the Company shall receive from Initiating Holders a written demand that the Company effect any registration (other than a registration on Form S-3 or any related form of registration statement, such a demand being provided for under Section 3.9 hereof) with respect to Registrable Securities where the aggregate offering price to the public would be at least five million dollars (US$5,000,000), the Company shall:

                (i) promptly (but in any event within ten (10) days) give written notice of the demand for registration to all other Holders; and

               (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so demanded and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after notice is given pursuant to Section 3.1(a)(i); provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1(a):

                       (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;


                                          3

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                       (B)   before the earlier of (1) September 30, 1998 or
(2) one hundred eighty (180) days after the effective date of a registration statement for the Company's initial registered public offering;

                       (C) within the one hundred eighty (180) day period immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than registration on Form S-4 relating solely to a Commission Rule 145 transaction, or a registration relating solely to employee benefit plans);

                       (D)   after the Company has effected two (2)
registrations pursuant to this Section 3.1(a) and such registrations have been declared or ordered effective; or

                       (E) if at the time of the request to register Registrable Securities the Company gives notice to the Initiating Holders within thirty (30) days of such request that it is engaged in or has fixed plans to commence within ninety (90) days of the time of the request a firmly underwritten registered public offering.

     Subject to the foregoing clauses (A) through (E) and to Section 3.1(c), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders.

           (b) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 3.1(a) and the Company shall include such information in the written notice referred to in Section 3.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 3.1(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders and such Holder) to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 3.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Company in writing, then the Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders (including as owned all shares of Common Stock issuable upon conversion or exercise of convertible securities and warrants) at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.


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

     If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; PROVIDED, HOWEVER, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriter), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

     If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

           (c) DELAY OF REGISTRATION. If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of one hundred twenty (120) days, such right to delay a request to be exercised by the Company not more than once in any one-year period.

     3.2   COMPANY REGISTRATION.

           (a) COMPANY REGISTRATION. If at any time or from time to time, the Company shall determine to register any of its Common Stock, for its own account or for the account of others, other than the Company's initial public offering, a registration relating solely to employee benefit plans, a Rule 145 transaction, a registration pursuant to Section 3.1 hereof or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests by any Holder or Holders, received by the Company within twenty (20) days after such written notice is given, requesting inclusion in such registration.


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           (b)   UNDERWRITING.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

           All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all the Registrable Securities from such registration and underwriting, provided that not less than twenty percent (20%) (based on aggregate market values) of the securities included in such registration and underwriting shall be Registrable Securities. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of the Registrable Securities that may be included in the registration and underwriting shall be allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of the Registrable Securities owned by such Holders (including as owned all shares of Common Stock issuable upon conversion or exercise of convertible securities and warrants) at the time of filing of the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

           If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; PROVIDED, HOWEVER, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriter), then the Company may, at its discretion, offer to any Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities.

     3.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration pursuant to Sections 3.1, 3.2 and 3.9 (excluding underwriters' discounts and commissions) shall be borne by the Company, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and expenses of a single counsel for the Holders; PROVIDED, HOWEVER, that such fees and expenses for Holders' counsel shall not exceed $20,000. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections 3.1 or 3.9, the request of which has been subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to have been registered (unless the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of their request). In each such case, such expenses shall be borne by the Holders of Registrable Securities requesting such registration in proportion to the number of shares for which registration was requested.

     3.4 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company shall, as expeditiously as possible:

           (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective and to keep such registration statement effective for up to one hundred twenty (120) days.

           (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

           (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

           (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

           (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when an amended prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is


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

customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     3.5   INDEMNIFICATION.

           (a) The Company will indemnify each Holder, each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation (or alleged violation) by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners and agents, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

           (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, each of its directors, officers, and partners and agents and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance,


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

or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, its directors, officers, legal counsel, accountants, underwriters, control persons and such other Holders and each such Holder's directors, officers, partners, agents and control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds received by each such Holder of Registrable Securities sold as contemplated herein.

           (c) Each party entitled to indemnification under this Section 3.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at the Indemnified Party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 3.5 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     3.6 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

     3.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

           (a) Use its best efforts to facilitate the sale of the Registrable Securities to the public, without registration under the Securities Act, pursuant to Rule 144 under the Securities


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

Act, provided that this shall not require the Company to file reports under the Securities Act and the Exchange Act at any time prior to the Company's being otherwise required to file such reports.

           (b) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after ninety (90) days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public.

           (c) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, as amended.

           (d) Furnish to a Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell Registrable Securities without registration.

     3.8 STAND-STILL AGREEMENT. Each Holder hereby agrees that for a period of not less than ninety (90) days and up to a maximum of one hundred eighty
(180) days following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on its behalf in an underwritten public offering, it shall not, to the extent requested by the Company and the underwriter(s) of the public offering, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except securities included in such registration; PROVIDED, HOWEVER, that all persons who are officers or directors of the Company on the effective date of such registration statement and who hold securities of the Company or options to acquire securities of the Company enter into similar agreements providing for a "stand-still" period of equal duration.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities held by the Holders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     3.9 FORM S-3. The Company shall use its best efforts to qualify for registration on Form S-3 (or any comparable or successor form or forms) and to that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act within twelve (12) months following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, the Holders of Registrable Securities shall have, in addition to the rights contained in the foregoing provisions of this
Section 3, the right to request unlimited registrations on Form S-3 (but not more than one in any twelve (12) month period) under this Section 3.9 (requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders); provided that Holders of at least two percent (2%) of the Registrable Securities request such registration; and provided further that the Company shall not be required to effect a registration pursuant to this Section 3.9 if (a) the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities which they reasonably anticipate will have an aggregate disposition price (after deduction of underwriting discounts and commissions) of less than one million dollars ($1,000,000) or (b) in the event that the conditions set forth in
Section 3.1(c) apply (but subject to the limitations set forth therein).

     The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 3.9 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3, as the case may be, to the extent requested by the Holder or Holders thereof for purposes of disposition.

     3.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted under Sections 3.1, 3.2 and 3.9 may be assigned or otherwise conveyed by any Holder to its shareholders, partners or former partners (or their estates), to the Holder's family members or a trust for the Holder's or their benefit, to any affiliates of the Holder, or to any transferee who thereby acquires at least two hundred and fifty thousand (250,000) (as presently constituted, subject to adjustment for stock dividends, stock splits, reverse stock splits, etc.) shares of Registrable Securities; provided in each case, that the Company is given written notice by the transferor at the time of or within a reasonable time after said transfer, stating the name and address of said transferee and said transferee's agreement to be bound by the provisions of this Agreement.

     3.11  TERMINATION OF REGISTRATION RIGHTS.  All rights provided for in this
Section 3 expire six (6) years after the closing of the Company's initial public offering. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any three-month period.


                                      SECTION 4

                                      COVENANTS

     Until such time as the Company shall (a) close its first sale of Common Stock of the Company to the public pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act or (b) first become subject to the periodic reporting requirements of the Exchange Act, or any successor statute and any applicable rules promulgated thereunder by the Commission, the Company hereby covenants and agrees as follows:

     4.1   BASIC FINANCIAL INFORMATION.

           (a) So long as any Investor or any subsidiary, affiliate or partner of such Investor shall own any shares of Registrable Securities, to furnish to such Investor as soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated and consolidating balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report and opinion thereon (except as to the consolidating balance sheets and statements of operations and cash flows) by nationally recognized independent certified public accountants selected by the Company's Board of Directors and by a copy of such accountants' management letter prepared in connection therewith.

           (b) So long as such Investor or any subsidiary, affiliate or partner of such Investor shall own at least five hundred thousand (500,000) shares of Registrable Securities (as presently constituted, subject to adjustment for stock dividends, stock splits, reverse stock splits, etc.), to furnish, as soon as practicable after the end of each month, but in any event within thirty (30) days thereafter, the Company's unaudited consolidated and consolidating balance sheet as of the end of such month and its unaudited statement of operations and cash flows for such months, all in reasonable detail, setting forth in each case in comparative form the figures as budgeted for such month and prepared in accordance with generally accepted accounting principles and certified by the principal financial or accounting officer of the Company. For the purposes of this Section 4.1(b), the partners, retired partners and shareholders of any Investor that is a partnership or corporation, shall be deemed to be a single Investor for determining whether such five hundred thousand (500,000) share threshold level has been met and for purposes of receiving reports hereunder.

           (c) The rights granted pursuant to this Section 4.1 may not be assigned or otherwise conveyed by any Investor or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; provided that the Company may refuse such written consent if the proposed transferee is a competitor of the Company; and provided further, that no such written consent shall be required if the transfer is in connection with the transfer of Registrable Securities to any partner or retired partner of any Investor that is a general or limited partnership or to any such partner's estate, or to any transferee who will own at least five hundred thousand (500,000) shares after the transfer (unless such transferee is a competitor of the Company).

     4.2 INSPECTION. The Company shall permit each Investor, its attorney, or its other representative to visit and inspect the Company's properties, to examine the Company's books of account and other records, to make copies or extracts therefrom and to discuss the Company's affairs, finances and accounts with its officers, management employees and independent accountants, all at such reasonable times and as often as such Investor may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated pursuant to this Section 4.2 to provide trade secret or confidential information or to provide information to any person who the Company reasonably believes is a competitor of the Company.

     4.3 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all shares of Common Stock issuable upon such conversion.

     4.4 SALES OF STOCK TO EMPLOYEES. The Company agrees that all sales of Common Stock to officers, directors, employees and consultants will be subject to a repurchase option in favor of the Company, exercisable in the event that such person's service relationship with the Company is terminated, and will vest over a five (5) year period. Vesting shall commence on the date of employment, with one-fifth of the Common Stock granted vesting on the first anniversary of such date, and the remaining four-fifths vesting in equal monthly installments thereafter; PROVIDED, HOWEVER, that such vesting may be changed or modified as the Company's Board of Directors may, by a resolution of a majority of the Board, deem appropriate from time to time.

                                      SECTION 5

                                RIGHT OF FIRST REFUSAL

     5.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Investor the right of first refusal to purchase, pro rata, all or any part of New Securities (as defined in Section 5.2) which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Registrable Securities then held by each Investor (including as held all shares of Common Stock issued or issuable upon conversion of outstanding Preferred Stock and excluding shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common and Preferred Stock) bears to the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock.

     5.2 NEW SECURITIES. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common or Preferred Stock. Notwithstanding the foregoing, New Securities does not include
(a) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (b) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its stockholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (c) shares of the Company's Common Stock or related options convertible into such Common Stock issued to employees, officers, advisors and directors of, and consultants, customers, and vendors to, the Company, pursuant to a Board-approved stock option plan or equity or incentive plan or any arrangement approved by a majority of the Board of Directors of the Company, (d) any borrowings, direct or indirect, from financial institutions by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings are not contingent upon the Company's issuance to the relevant lender of its equity securities, including warrants, options or other rights to purchase capital stock (except equipment lease transactions), and are not convertible into capital stock of the Company, (e) securities issued to vendors or customers or to other persons in similar commercial situations with the Company, if such issuance is approved by the Board of Directors, (f) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person, if such issuance is approved by the Board of Directors, (g) securities issued in connection with corporate partnering transactions, if such issuance is approved by the Board of Directors, (h) securities issued pursuant to any rights or agreements including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this Section 5 were applicable with respect to or otherwise exempted from the initial sale or grant by the Company of such rights or agreements, and (i) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

     5.3 REQUIRED NOTICES. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     5.4 COMPANY'S RIGHT TO SELL. In the event an Investor fails to exercise the right of first refusal within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Investors at the price and upon general terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold within said 90-day period or entered into an agreement to sell New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investors in the manner provided above.

     5.5 EXPIRATION OF RIGHT OF FIRST REFUSAL. The right of first refusal granted under this Section 5 shall expire upon the closing of the first firmly underwritten sale of Common Stock of the Company to the public, which sale is effected pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act.

     5.6 ASSIGNMENT. The right of first refusal set forth in this Section 5 is nonassignable by an Investor except to any wholly-owned subsidiary or constituent partner who acquires at least fifty thousand (50,000) shares (appropriately adjusted for stock dividends, stock splits, reverse stock splits, etc.).

                                      SECTION 6

                                    MISCELLANEOUS

     6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     6.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     6.4 NOTICES. Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex; or upon deposit with the United States Post Office, by first-class mail, postage prepaid, addressed (a) if to an Investor, at such Investor's address as set forth on EXHIBIT A or the signature page hereto, or at such other address as such Investor shall have furnished to the Company in writing, (b) if to any other Holder of Registerable Securities, at such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Registerable Securities who has so furnished an address to the Company, (c) if to a Founder, at such Founder's address as set forth on EXHIBIT B, or at such other address as such Founder shall have furnished to the Company in writing, or
(d) if to the Company, at the address set forth above, or at such address as the Company shall have furnished to each Investor, each such other Holder and each Founder in writing.

     6.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Investor or Founder upon any breach, default or noncompliance of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or an acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach, default or noncompliance under this Agreement, or any waiver on the part of any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.

     6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     6.7 SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.8 AMENDMENTS. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Holders of a majority of the number of shares of Registrable Securities (including as owned all shares of Common Stock issuable upon conversion or exercise of convertible securities or warrants) outstanding as of the date of such amendment or waiver. Each Investor acknowledges that by the operation of this Section the Holders of a majority of the outstanding Registrable Securities have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

     6.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     The foregoing Amended and Restated Investor Rights Agreement is hereby executed as of the date first above written.

CV THERAPEUTICS, INC.



By:  /s/ Louis G. Lange, M.D.
    -----------------------------
     Louis G. Lange, M.D., Ph.D.
     Chief Executive Officer

Address:      3172 Porter Drive
              Palo Alto, CA 94304
Facsimile No. (415) 858-0390

PURCHASERS:

                                      EXHIBIT A

                            SCHEDULE OF CURRENT INVESTORS


ABS Employee's Venture Fund Limited Partnership
Attn:  Terry Russo
135 East Baltimore Street
Baltimore, MD  21202


Dr. Thomas H. Adams & Barbara J. Adams, Joint Tenants
3550 General Atomics Court
San Diego, CA  92121


Ashbury Partners
Ashbury Partners II
Ashbury Partners III
Ashbury Partners IV
c/o Peter Craddock
22 Marsh Drive
Mill Valley, CA 94941


Asset Management Associates 1989, L.P.
2275 East Bayshore Road
Suite 150
Palo Alto, CA  94303
Attn:  Craig Taylor


ASSU Venture, FCPR
Attn:  Dominique Bellanger
Direction des Gestions et du Conseil
No. 1 Blvd. Haussmann
Paris 75009
France


Banexi Ventures
Attn:  Christine Panier
12, rue Chaucet
Chargee de Mission
Paris 75009
France


Debra Catz Bannister
27101 Byrne Park Lane
Los Altos, CA  94022


Bryan Bernat
Larry Bernat
366 Royal Valley Dr.
St. Louis, MO  63141


Giancarla Berti
Two East 70th Street
New York, NY  10021


Roger K. Bowers
Bonita L. Bowers
1274 Regency Drive
San Jose, CA 95129


Brenton Associates
Attn:  Julius Mandel
P.O. Box 5991
Baltimore, MD  21208


John Byrn Caple
3345 Fillmore Street
San Francisco, CA  94123

Clariden Bank
Attn:  Tony Lifleri
c/o Swiss American Securities
One Wall Street - 5th Flr.
New York, NY  10005


Edward Cohen
Marla S. Cohen
17 Vouga Lane
St. Louis, MO 63131


Paula J. Brooks, Trustee FBO
Camberly Cook Irrevocable Trust
620 Bridge Way Lane
Naples, FL  33963


Paula J. Brooks, Trustee FBO
Chadwick Cook Irrevocable Trust
620 Bridge Way Lane
Naples, FL  33963


Robert E. Cook
P.O. Box 1536
Park City, UT  84060


Peter Craddock
22 Marsh Drive
Mill Valley, CA 94941


Dr. Gary D. Cumberland
3100 Brittany Trace
Pensacola, Florida 32504


John D. Cumberland
Beatrice Y. Cumberland
9229 Southview Lane
St. Louis, MO 63123


Christopher J. da Cunha
3710 Sacramento Street
San Francisco, CA  94118

Jack B. Dane
1719 Green St.
San Francisco, CA  94123

Carroll Dawbarn
6426 Roselawn Road
Richmond, VA  23226


James A. Delaney
Declaration of Trust
633 Ardsley Road
Winnetka, IL 60093


Delphi BioVentures II, L.P.
Delphi BioInvestments II, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025
Attention: James Bochnowski


Deltec Asset Management Corporation
c/o John Gordon
535 Madison Avenue
New York, NY  10022


Patricia Donchin
56 Cervantes Boulevard
Apartment 4
San Francisco, CA 94123


Essex Special Growth Opportunities Fund, L.P.
Attn:  Susan Stickells
125 High Street
Boston, MA  02110-2702

Paul R. Farago
Trustee for Paul R. Farago Living Trust
2815 SW Patton Lane
Portland, OR  97231


Howard Fine
2211 Maryland Ave.
Baltimore, MD  21218


Dana H. and Wendy W. Frank
7115 Bristol Road
Baltimore, MD  21212


Mathew M. Frank
2995 Woodside Road, Suite 400
Woodside, CA 94062


Frazier & Company L.P.
Two Union Square
601 Union Street, #2110
Seattle, WA  98101


Frazier Healthcare Investments, L.P.
Attn:  Nadar Maini
Two Union Square
601 Union Street, #2110
Seattle, WA  98101


GC&H Partners
One Maritime Plaza
20th Floor
San Francisco, CA 94111
Attn: Jeanne Meyer


Genta Incorporated
3550 General Atomics Court
San Diego, CA 92121

James J. Geraghty
c/o Alex Brown & Sons
135 E. Baltimore Street
Baltimore, MD  21202


Wilson T. Gildee
Charitable Remainder Trust
2212 Tufton Ridge Road
Reisterstown, MD  21136


Guarantee & Trust Co., Trustee for Benefit of E. W. Proctor III
620 33rd Avenue East
Seattle, WA  99112


Guarantee & Trust Co., Trustee for Benefit of K. A. Proctor
620 33rd Avenue East
Seattle, WA  99112


H & Q Healthcare Investors
50 Rowes Wharf
Fourth Floor
Boston, MA  02110


H & Q Life Science Investors
50 Rowes Wharf
Fourth Floor
Boston, MA  02110


Thomas C. Hashem
Carolyn F. Hashem
100 Hamilton Street
Saugus, MA 01906


H. Franklin Herlong
13203 Beaver Dam Road
Hunt Valley, MD  21030

Mark B. Hirsch
Julia J. Hirsch
520 Eucalyptus Avenue
Hillsborough, CA 94010


Institutional Venture Partners V
Institutional Venture Management V
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA  94025
Attn:  Samuel D. Colella


Barbara B. Kaiser
29 Campo Bello Way
Menlo Park, CA  94025


Sheldon A. Kalish
124 Slade Avenue
Suite 109
Baltimore, MD  21208


Alex and Wendy Karahalios
6882 N. La Place
Tucson, AZ  85715-1031


Scott A. Karns and Rita M. Karns
1754 Brentwood Avenue
Upland, CA  91784


John Kryzanowski
c/o Alex Brown & Co.
101 California Street
46th Floor
San Francisco, CA 94111


Kummell Investments Limited
Jay Levine
c/o 2-20 Paterson Street, 22nd Floor
Causeway Bay
Hong Kong


Louis G. Lange
c/o CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA  94304


Lynn I. Larson
688 2nd Avenue
San Francisco, CA  94116


Richard M. Lawn
1927 - 8th Avenue
San Francisco, CA 94116


Lease Management Services, Inc.
2500 Sand Hill Road
Suite 101
Menlo Park, CA  94025


Amy P. MacLaughlin and Harold A. MacLaughlin as tenants by the entirety 1112 Byrn Mawr Road
Baltimore, MD  21210


Milan Mandaric
c/o Senses International
2363 Bering Drive
San Jose, CA  95131


Robert Stephen Martin
11705 Woodland Drive
Lutherville, MD  21090

Duane R. Mason & Anne P. Mason,
Tenants in Common
80 Greenland Circle
Rural Route Three
South Dennis, MA 02660-2403


Lee F. Meier
22 Crane Drive
San Anselmo, CA 94960


Meier Mitchell & Co. Profit Sharing Plan
& Trust FBO
James V. Mitchell
Four Orinda Way
Suite 200 B
Orinda, CA 94563


Mack C. Mitchell, Jr.
718 Chapel Ridge Road
Lutherville, MI 21093


Natio Vie Developpement, FCPR
Attn:  Mr. Dominique Bellanger
No. 1, Blvd. Haussmenn
Paris 75009
France


Donald D. Notman, Jr.
c/o Alex Brown & Sons
135 East Baltimore Street
13th Floor
Baltimore, MD  21202


Eric Oppenheimer
P.O. Box 279
Ojo Caliente, NM  87549


Jurg Pfister
1500 Oak Avenue
Los Altos, CA  94024


Piper Jaffray Healthcare
Fund Limited Partnership
222 South Ninth Street
15th Floor
Minneapolis, MN 55402-3804
Attn:  Buzz Benson


E.W. Proctor, III
620 33rd Avenue East
Seattle, WA  99112


J. Leighton Read
c/o Aviron
1450 Rollins Road
Burlingame, CA 94010


Dayton Reardan
9 Corte Granada
Moraga, CA 94556


C. John Schoof II
930 Tahoe Blvd. #802
Suite 161
Incline Village, NV  89451


R. Randolph Scott
315 Wildflower Park Lane
Mountain View, CA 94043


George E. Schreiner
P.O. Box 199
Great Falls, VA 22056

Schroders Incorporated
Schroders Ventures Limited Partnership
Schroder Ventures U.S. Trust
787 Seventh Avenue
29th Floor
New York, NY 10019
Attn:  Roe Pace


Schroder Ventures
Jeffrey J. Collinson
c/o Collinson Howe Venture Partners
1055 Washington Blvd.
Stamford, CT  06901


James P. Scopa and Anne Kenner, Joint Tenants
2533 Washington Street
San Francisco, CA  94115


Sequoia XXIV
Sequoia Capital V
Sequoia Technology Partners V
Sequoia Venture Partners
Attn: Pierre Lamond
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA  94025


Denis A. Seynhaeve
220 Wardour Drive
Annapolis, MD  21401


Helen Shukert Trust
60 San Felipe Way
San Francisco, CA  94127


C.V. Sofinnova Ventures Partners II
c/o Sofinnova Inc.
One Market Plaza
Stewart Tower, Suite 2630
San Francisco, CA 94105
Attn: Alix Marduel, M.D.


Helen G. Spilburg
5333 South Main, Apt 107
Sylvania, OH 43560


James G. Spilburg
Jean W. Spilburg
7025 Altara Drive
Sylvania, OH 43560


Kathleen Stafford
c/o CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA  94304


Stanford University
c/o Stanford Management Co.
2770 Sand Hill Road
Menlo Park, CA  94025
Attn:  Carol Gilmer


St. Francis Growth Fund
St. Francis High School
1855 Miramonte Ave.
Mountain View, CA 94040
Attn: Ron Clacagno


Isaac Stein
c/o Waverly Associates
525 University Avenue
Palo Alto, CA  94301

Herb Sucherman
705 Ross Avenue
Dallas, TX  75202


William R. Sullivan and
Barbara A. Sullivan, J.T.
c/o Sky Alland, Inc.
6740 Alexander Bell Drive
Columbia, MD  21046


Technology Funding Medical Partners I, L.P.
Technology Funding Partners III, L.P.
Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P. Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P. Gail Mulcahy
Technology Funding
2000 Alameda de las Pulgas
Suite 250
San Mateo, CA  94403


Antonio Tomasello and David Tomasello
AV Cristobal Colon
Costa Azul PH-B
Cumana - Sucre State
Venezuela


U.S.A. Fund Limited Partnership
Attn:  Marc Blum
100 Garrett Bldg.
233 E. Redwood Street
Baltimore, MD  21202


David Volk
1801 Broadway Street
Apartment 602
San Francisco, CA  94107


Vulcan Ventures, Inc.
Attn:  Ruth Kunath
110 110th Avenue NE
Suite 550
Bellevue, WA  98004


Warwick International Ltd.
Attn:  Roger Maurer
P.O. Box 901
2089
Luxembourg


Branco Weiss
Hallwylstrasse 71
Zurich 8036
Switzerland


Zesiger Capital Group, LLC
Attn:  Mary Estabil
320 Park Avenue
New York, NY  10022

                                      EXHIBIT B

                                 SCHEDULE OF FOUNDERS


NAME AND ADDRESS

Louis G. Lange, M.D., Ph.D.
c/o CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA  94304

John D. McDonnell
Allegretti & Witcoff Ltd.
10 South Wacker Drive
Chicago, IL  60606

Peter G. Milner, Ph.D.
c/o CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA  94304

Curtis A. Spilburg
c/o CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA  94304

                                      EXHIBIT C

                                SCHEDULE OF PURCHASERS

Advent Partners Limited Partnership
Advent Performance Materials Limited Partnership
Rovent II Limited Partnership
c/o Advent International Corporation Funds
Attn: Jason Fisherman
101 Federal Street
Boston, MA  02110


Asset Management Partners
Attn: Craig C. Taylor
2275 East Bayshore Rd., Suite 150
Palo Alto, CA  94303


BankAmerica Ventures
BA Venture Partners II
Attn:  Anchie Y. Kuo, M.D.
950 Tower Lane, Suite 700
Foster City, CA  94404


Banexi Holding Corp.
Attn:  Ms. Christine Panier
12, rue Chaucet
Chargee de Mission
Paris 75009
France


Curran Partners
John Curran
237 Park Avenue
9th Floor
New York, NY  10017

Flynn Family 1994 Trust
c/o Mark Flynn, Trustee
1865 Camino A Los Cerros
Menlo Park, CA  94025


Frazier Healthcare Investments, L.P.
Attn: Alan Frazier
601 Union St., Suite 2110
Seattle, WA  98101


GC&H Investments
Attn:  Jeanne Meyer
One Maritime Plaza, 20th Floor
San Francisco, CA  9411-3580


Gutshall Family Trust
Thomas L. Gutshall, Trustee
c/o CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA  94304


Kummell Investments Limited
Attn: Terrance M. Morris
200 Putnam Street, Suite 600
Marietta, OH  45750


Tracy T. Lefteroff
800 E. Charleston Road, Unit 9
Palo Alto, CA  94303


Recombinant Capital, Inc.
Attn: Mark Edwards
220 Montgomery St., Suite 1616
San Francisco, CA  94104

George E. Schreiner, M.D.
P.O. Box 199
Great Falls, VA  22056


Schroders Incorporated
Schroder Ventures (Collinson Howe)
Mr. Jeffrey J. Collinson
c/o Collinson Howe Venture Partners
1055 Washington Boulevard
Fifth Floor
Stamford, CT  06901


Schroder Ventures Limited Partnership
Schroder Ventures U.S. Trust
c/o Nicola Lawson
Schroders (Bermuda) Limited
22 Church Street
Hamilton, HMII Bermuda


The Sears Living Trust
Lowell Sears, Trustee
Sears Capital Management
70 Cheyenne Point
Portola Valley, CA  94028


Denis Seynhaeve
220 Wardour Drive
Annapolis, MD  21401


Jane Shaw
One Larch Drive
Atherton, CA  94027


C.V. Sofinnova Ventures Partners II
c/o Sofinnova, Inc.
Attn: Alix Marduel, M.D.
One Market Plaza
Stewart Tower, #2630
San Francisco, CA  94105


Stein 1995 Revocable Trust
Isaac Stein and Madeline Johnson Stein,   Trustees
525 University Avenue, Suite 415
Palo Alto, CA  94301


Craig C. Taylor
c/o Asset Management Associates
2275 East Bayshore, Suite 150
Palo Alto, CA  94303


Vulcan Ventures, Inc.
Attn: Ruth Kunath
110 110th Avenue NE, Suite 550
Bellevue, WA  96004


Branco Weiss
Hallwylstrasse 71
Zurich  CH-8026
Switzerland


Michael Wick
16 Beresford Road
Chestnut Hill, MA  02167


                                         C-2